EXHIBIT 99.1


To the Board of Directors and Shareholders of Winners Entertainment, Inc.

We have audited the consolidated financial statements of Winners Entertainment, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and have issued our report thereon dated April 5, 1996; such consolidated report is included elsewhere in this Registration Statement. Our audits also included the consolidated financial statement schedule of Winners Entertainment, Inc. and subsidiaries. This consolidated financial statement schedule is the responsibility of Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                               /S/CORBIN & WERTZ
                                                                  Corbin & Wertz


Irvine, California
April 5, 1996



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SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNT






                                             Balance At           Additions         Deductions         Balance at
                                             Beginning of                                              End of
                                             Period                                                    Period
                                             ------                                                    ------

Year ended, December 31, 1995 (1):

Provision for doubtful notes                 $       --           $  290,000        $     --(1)        $  290,000
receivable

 Allowance for deferred tax                  $6,868,000           $1,592,000        $       --         $8,460,000
 assets                                      ----------           ----------                --         ----------


                                             $6,868,000           $1,882,000        $       --         $8,750,000



Year ended, December 31, 1994(1):

Allowance for deferred tax                   $3,467,000           $3,401,000        $       --         $6,868,000
assets


Year ended, December 31, 1993(1)

Allowance for deferred tax                   $1,079,000           $2,388,000        $       --         $3,467,000
assets





1) During each of the years reported, allowances for trade receivables were not significant.